UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2015

AYTU BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53121	47-0883144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 437-6580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 22, 2015, we closed on note purchase agreements with institutional and high net worth individual investors for the purchase and sale of convertible promissory notes with an aggregate principal amount of $2.0 million. A description of the notes is set forth in Item 2.03 hereof.

Newbridge Securities Corporation, Member FINRA/SIPC, through LifeTech Capital, acted as sole placement agent for the institutional portion of the offering. We sold the balance of the notes to individuals and entities with whom we have an established relationship. For notes sold by the placement agent, we paid the placement agent 8% of the gross proceeds of notes sold by the placement agent and a warrant to purchase shares of our common stock equal to 8% of the gross proceeds of the notes sold by the placement agent divided by the price per share at which equity securities are sold in our next equity financing, in addition to a previously paid non-refundable retainer fee of $20,000. The placement agent warrant has a term of five years, will have an exercise price equal to 100% of the price per share at which equity securities are sold in our next equity financing, and provides for cashless exercise.

We intend to use the net proceeds of the offering to conduct clinical studies for both Zertane® and RedoxSYS™ and for working capital to begin commercializing FDA-approved ProstaScint®, as well as general corporate purposes.

We have agreed to file a registration statement on Form S-1 within five months of the closing registering all of the shares underlying the notes and to use our best efforts to have the registration statement declared effective by the Securities and Exchange Commission within 12 months of the closing. The registration statement will register a number of shares of the our common stock equal to our best estimate of the number of shares into which the notes will be convertible (based upon 120% of principal, 120% of one year interest and using a conversion price of $4.63 per share).

The sale of the notes is part of a private placement that we expect to continue to undertake to raise up to a maximum of $6.0 million although there can be no assurance that we will be able to raise any more capital from the sale of notes. The information contained in this report is not an offer to sell or the solicitation of an offer to buy the notes or any other securities of our company.

The form of the placement agent warrant and the form of note purchase agreement are filed herewith as Exhibits 4.2 and 10.1, respectively, and are incorporated herein by reference. The foregoing descriptions of the note purchase agreement and the placement agent warrant are not complete and are qualified in their entirety by reference to the respective exhibits.

The notes and the placement agent warrant were sold in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof and Regulation D promulgated thereunder.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The notes are our unsecured obligation. Unless earlier converted, the notes will mature on January 22, 2017, with an option to extend up to six months at our discretion (provided that in the event we exercise such extension option, the then applicable interest rate shall increase by 2% for such extension period). We do not have the right to prepay the notes prior to the maturity date. The notes are subject to acceleration upon the occurrence of customary events of default.

Interest will accrue on the notes in the following amounts: (i) 8% simple interest per annum for the first six months and (ii) 12% simple interest per annum thereafter if not converted during the first six months. If there has not been a registration statement on Form S-1 filed with the SEC for the registration of the shares of common stock underlying the notes by the expiration of the first six-month period then (a) the interest rate will increase to 14% for the remainder of the period in which the notes remain outstanding and (b) any notes held by officers and directors of our company will be subordinated to the remaining notes. Interest will accrue, is payable with the principal upon maturity, conversion or acceleration of the notes and may be paid in kind or in cash, in our sole discretion.

The notes are convertible at any time in a noteholder’s discretion into that number of shares of our common stock equal in an amount equal to 120% of the number of shares of common stock calculated by diving the then outstanding principal and accrued interest by $4.63. A holder of notes will be obligated to convert on the terms of our next public offering of our stock resulting in proceeds to us of at least $5,000,000 in gross proceeds (excluding indebtedness converted in such financing) prior to the maturity date of the notes, referred to as a Qualified Financing. The principal and accrued interest under the notes will automatically convert into a number of shares of such equity securities of our company sold in such financing equal to 120% of the principal and accrued interest under such note divided by the lesser of (i) the lowest price paid by an investor in such financing or (ii) $4.63. In the event that we sell equity securities to investors at any time while the notes are outstanding in a financing transaction that is not a Qualified Financing, then the noteholders will have the option to convert in whole the outstanding principal and accrued interest as of the closing of such financing into a number of shares of our capital stock in an amount equal to 120% of the number of such shares calculated by dividing the outstanding principal and accrued interest by the lesser of (a) the lowest cash price per share paid by purchasers of shares in such financing, or (b) $4.63.

In the event of a sale of our company, the noteholders shall be entitled to receive at their option, either (i) the principal plus accrued interest under each note plus an amount equal to 25% of the original principal amount or (ii) the consideration the noteholders would have received on an as converted basis. A “sale” means a liquidity event such as a sale of all or substantially all of our assets or a merger or other transaction (other than a bona fide capital raising transaction) resulting in the equity holders of our Company immediately prior to such transaction holding less than a majority of the voting power of the equity securities of the resulting entity.

The form of note is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the notes is not complete and is qualified in its entirety by reference to Exhibit 4.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Form of Convertible Note.

4.2	Form of Placement Agent Warrant.

10.1	Form of Note Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2015	AYTU BIOSCIENCE, INC.

/s/ Gregory A. Gould
	Name:	Gregory A. Gould
	Title:	Chief Financial Officer